Exhibit 10.7

EXCLUSIVE PURCHASE OPTION AGREEMENT

by and among

NEOSTEM (CHINA), INC.

BEIJING RUIJIEAO BIO-TECHNOLOGY LTD.

and

THE SHAREHOLDER OF BEIJING RUIJIEAO BIO-TECHNOLOGY LTD.

June 1, 2009

Exclusive Purchase Option Agreement

EXCLUSIVE PURCHASE OPTION AGREEMENT

This Exclusive Option Purchase Agreement (the “Agreement”) is executed by the following parties on June 1, 2009 in Qingdao City, the People’s Republic of China.

(1) NeoStem (China), Inc. (“Party A”)

Registered Address: Room 0425A, Building C, No.6 XiangGangZhong Road, Shinan District, Qingdao City

Legal representative: Robin Smith

(2) Beijing Ruijieao Bio-Technology Ltd. (“Party B”)

Registered Address: Room 2007 20/F, Qingyundangdai Building, No.9 Mantingfangyuan Community, Qingyun Li, Haidian District, Beijing City

Legal representative: Fu Wenyuan

(3) Sole shareholder of Beijing Ruijieao Bio-Technology Ltd.
    (hereinafter called the “Shareholder”)

Name of the Shareholder	Shareholding Ratio （%）	ID Card No.	Contact Address
Fu Wenyuan	100		No.27 Shandabei Road, Licheng District, Ji’nan City

Party A, Party B, and the Shareholder of Party B are hereinafter from time to time, collectively, referred to as the “Parties”, and each of them is hereinafter from time to time referred to as a “Party”.  The equity interests in Party B held by the Shareholder now existing or hereafter acquired is hereinafter from time to time referred to as the “Equity Interests” or “Equity”.

WHEREAS:

1.
Party A, a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (the “PRC”), which engages the research & development, transfer and technological consultation service of biotech technology, regenerative medical technology and anti-aging technology (excluding the development or application of human stem cell, gene diagnosis and treatment technologies); consultation of economic information; import, export and sales of machines and equipments (the import and export do not involve the goods specifically stipulated in/by state-operated trade, import & export quota license, export quota bidding, export permit, etc.) (The aforesaid business scope should be operated with relevant permits if such permits are required).

Exclusive Purchase Option Agreement

2.
Party B, as a domestic limited liability company, incorporated under PRC laws in Beijing, and licensed by Beijing Administration for Industry and Commerce, it engages in technology development, technology transfer, technology consultation and technology service.

3.	As of the date of this Agreement, the percentage ownership of the Equity Interests in Party B held by the Shareholder shall be set forth as described above.

4.
To secure the performance of the obligations assumed by Party B and the Shareholder under this Agreement, the Shareholder agrees to pledge all their equity in Party B to Party A, and has executed Equity Pledge Agreement on June 1, 2009 with respect thereto (the “Equity Pledge Agreement”).

NOW, THEREFORE, the Parties through mutual negotiations hereby enter into this Agreement with respect of the exclusive purchase option right:

1.	THE GRANT AND EXERCISE OF PURCHASE OPTION

1.1
The Shareholder hereby irrevocably grants to Party A an exclusive purchase right at any time, or designate any third party to purchase all or part of the Shareholder’ Equity Interests in Party B, provided permitted under the PRC laws and regulations and Party B agrees to such grant by the Shareholder to Party A. Apart from Party A or any third party designated by Party A, no other person shall have the right to purchase such Equity Interests. The Shareholder shall transfer his Equity Interests in Party B to Party A provided Party A selects to purchase the Shareholder’ Equity Interests.

1.2
Party B hereby irrevocably grants to Party A an exclusive purchase option, at any time to acquire all or a substantial part of Party B’s assets, provided permitted under the PRC laws and regulations and the Shareholder agrees to such grant by Party B to Party A.

1.3	For the purpose of this Agreement, a “third party” or a “person” may be a natural person, company, partnership, enterprise, trust agency or other non-corporate entity.

1.4
To the extent permitted under the PRC laws and regulations, Party A shall determine at any time and at its own option to exercise such exclusive right to (i) purchase the Equity Interests as provided in Section 1.1 by written notice to the applicable Shareholder(s) specifying the amount of equity to be purchased and the identity of the purchaser (hereinafter referred to as “Equity Transfer”) or (ii) purchase all or substantially all of Party B’s assets as provided in Section 1.2 (hereinafter referred to as “Assets Transfer”) by written notice to Party B (each an "Exercise Notice"). Each Exercise Notice shall be signed by either the sole shareholder, or the Executive Director, of Party A.

Exclusive Purchase Option Agreement

1.5
Within thirty (30) days of the receipt of the Exercise Notice, the applicable Shareholder and Party B shall execute a share/asset transfer agreement and other documents (collectively, the "Transfer Documents") necessary to effect the respective transfer of equity or assets to Party A (or any eligible party designated by Party A), and shall unconditionally assist Party A to obtain all approvals, permits, registrations, filings and other procedures necessary to effect the Equity or Assets Transfer.

1.6
Unless otherwise required under the PRC laws and regulations, the transaction price for the Equity Transfer or the Assets Transfer hereunder, as applicable, shall be the lowest price permitted under the PRC laws and regulations.

1.7
The consideration after tax payment (the “Consideration of Equity Transfer”) obtained by the Shareholder from Equity Transfer in Party B hereunder shall be used to satisfy their repayment obligations under the Loan Agreement dated as of June 1, 2009, signed by and among, Party A and the Shareholder (the “Loan Agreement”);

The consideration after tax payment (the “Consideration of Assets Transfer”) by the  Party B, if as applicable, from Assets Transfer hereunder shall be allocated to the Shareholder, to the largest extent as permitted by PRC laws and regulations, through profit allocation proposal and fulfill their payment obligations under the Loan Agreement, and Party B shall give full cooperation;

And if the Consideration of Equity Transfer or Assets Transfer is higher than the total principal under the Loan Agreement due to the requirement by the applicable law or any other reasons, the excess shall be deemed as loan interests and/or utilizing fees of the Loan to the largest extent being permitted by PRC Laws, and be paid to Party A by the Shareholder together with loan principal.

2.	REPRESENTATIONS AND WARRANTIES

2.1
Each Party hereto represents to the other Parties that: (1) it has all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder; and (2) the execution or performance of this Agreement shall not violate or conflict with the terms of any other contracts or agreements to which it is a party.

2.2
The Shareholder hereby represents to Party A that: (1) the Shareholder is the legally registered shareholder of party B and has paid full amount of registered capital in Party B as required to be contributed by the Shareholder under the PRC laws and regulations; (2)except for the Equity Pledge Agreement executed among the Parties, the Shareholder has not created any other mortgage, pledge, secured interests or other form of debt liabilities over the Equity Interests held by the Shareholder; and (3) the Shareholder has not transfer to any third party (and entered into any agreement in respect of)  such Equity Interests.

Exclusive Purchase Option Agreement

2.3
Party B hereto represents to Party A that: (1) it is a limited liability company duly registered and validly existing under the PRC laws and regulations; and (2) its business operations are in compliance with applicable laws and regulations of the PRC in all material respects.

3.	OBLIGATIONS OF PARTY B AND ALL SHAREHOLDER

The Parties further agree as follows:

3.1	Before Party A has acquired all the equity/assets of Party B by exercising the purchase option provided hereunder, Party B:

a.
without Party A’s prior written consent, shall not supplement or amend the articles of association or rules of Party B in any manner, nor shall it increase or decrease the registered capital or change the shareholding structure of aforesaid entities in any manner;

b.	shall prudently and effectively maintain its business operations according to good financial and business standards so as to maintain or increase the value of its assets;

c.
shall not transfer, mortgage or otherwise dispose of the lawful rights and interests to and in its assets or incomes, nor shall it encumber its assets and income in any way that would affect Party A’s security interests unless as required necessary for the business operation of Party B or upon prior written consent by Party A ;

d.	shall not incur or succeed to any debts or liabilities without Party A’s prior written consent;

e.	without Party A’s prior written consent, shall not enter into or materially amend any material contract (exceeding RMB 100,000 in value) except for the routine business contracts;

f.	without Party A’s prior written consent, shall not provide any loans or guaranty to any third party;

g.	at Party A’s request, it shall provide Party A with all information regarding Party B’s business operation and financial condition;

Exclusive Purchase Option Agreement

h.
shall purchase insurance from insurance companies acceptable to Party A in such amounts and of such kinds as are customary in the region among companies doing similar business and having similar assets;

i.	without Party A’s prior written consent, shall not acquire or consolidate with any third party, nor shall they invest in any third party;

j.
shall promptly notify Party A of any pending or threatened lawsuit, arbitration or administrative dispute which involve Party B’s assets, business or incomes, and take positive measures against aforesaid lawsuits, arbitrations or administrative dispute;

k.
without Party A’s prior written consent, shall not distribute any dividends to the Shareholder in any manner, and, at Party A’s request, shall promptly distribute all distributable dividends to the Shareholder of Party B;

l.	without Party A’s prior written consent, shall not commit any act or omission that would materially affect Party B’s assets, business or liabilities;

m	at Party A’s request, shall promptly and unconditionally transfer its assets to Party A or its designated third party as permitted by PRC laws and regulations;

n
shall strictly comply with the provisions of this Agreement, and effectively perform its obligations hereunder, and shall be prohibited from committing any act or omission which may affect the validity or enforceability of this Agreement.

3.2	Before Party A has acquired all the equity/assets of Party B by exercising the purchase option provided hereunder, the Shareholder:

a.
apart from relevant provisions in each of the Equity Pledge Agreements, without Party A’s prior written consent, shall not transfer, sell, mortgage or otherwise dispose of the Equity Interests in Party B; nor shall the Shareholder places encumbrances on the Equity Interests that would affect Party A’s interest hereunder and thereunder;

b.
without Party A’s prior written consent, shall not supplement or amend the articles of association or rules of Party B in any manner, nor shall it increase or decrease its registered capital or change the shareholding structure in any manner;

c.	without Party A’s prior written consent, shall not approve for the resolutions on the dissolution, liquidation and change of legal form of Party B;

Exclusive Purchase Option Agreement

d.
shall not approve for any Profit Distribution Proposal, nor shall accept such distributed dividend without Party A’s written consent; At Party A’s request, he shall promptly approve for the Profit Distribution Proposal, and accept such distributed dividend.

e.	at Party A’s request, shall provide Party A with all information regarding Party B’s business operation and financial condition;

f.	shall not incur or succeed to any debts or liabilities which may adversely affect its Equity Interests in Party B without Party A’s prior written consent;

g.	shall appoint, and appoint only, the candidates nominated by Party A to be the executive director of Party B, and shall not replace such candidates without Party A’s prior written consent;

h.	shall not approve any acquisition of, any consolidation with, or any investment in any third party without Party A’s prior written consent;

i.
shall promptly notify Party A of any pending or threatened lawsuit, arbitration or administrative dispute which involve Party B’s assets, business or incomes, and take positive measures against aforesaid lawsuits, arbitrations or administrative dispute;

j.	without Party A’s prior written consent, shall not commit any act or omission that would materially affect Party B’s assets, business or liabilities;

k.
to the extent permitted by the PRC laws and regulations, and at any time upon Party A’s request, shall promptly and unconditionally transfer their Equity Interests in Party B to Party A or a third party designated by Party A;

l.	shall approve for the resolution in respect of the Equity Transfer or Assets Transfer hereunder within the extent permitted by the PRC laws;

m.	shall make every efforts to cause Party B perform the obligations of Section 3.1 hereunder; and

n.
shall strictly comply with the provisions of this Agreement, and effectively perform its obligations hereunder, and shall be prohibited from committing any act or omission which may affect the validity or enforceability of this Agreement.

Exclusive Purchase Option Agreement

3.3
The Shareholder shall, to the extent permitted by applicable laws, cause Party B's operational term (including the circumstance of change of business terms) to be extended to equal the operational term of Party A (including the circumstance of change of business terms).

4.	GUARANTY OF THIS AGREEMENT

4.1	To secure the performance of the obligations assumed by the Shareholder and Party B hereunder, the Parties agree to execute the Equity Pledge Agreement with respect thereto.

5.	TAXES AND FEES

5.1
The Parties shall pay, in accordance with relevant PRC laws and regulations, their respective taxes arising from Equity or Assets transfer and related registration formalities and other charges during the transactions contemplated herein and therein.

6.	ASSIGNMENT OF AGREEMENT

6.1	Party B and the Shareholder shall not transfer the Shareholder’s rights and obligations under this Agreement to any third party without the prior written consent of Party A.

6.2
The Shareholder and Party B agree that Party A shall have the right to transfer any or all of its rights and obligations under this Agreement to any third party upon a six(6)–day written notice to the Shareholder and Party B without approval by the Shareholder and Party B.

7.	EVENTS OF DEFAULT

7.1
Any violation of any provision hereof, incomplete performance of any obligation provided hereunder, any misrepresentation made hereunder, material concealment or omission of any material fact or failure to perform any covenants provided hereunder by any Party shall constitute an event of default. The defaulting Party shall assume all the legal liabilities pursuant to the applicable PRC laws and regulations.

7.2
In the event of default by Party B or the Shareholder, Party A shall be entitled to exercise the Pledgee’s right under the Equity Pledge Agreement  in the event that  Party B and Shareholder commit an event of default and fail to redress such default within sixty (60) business days upon receipt of written notification from Party A.

Exclusive Purchase Option Agreement

8.	EFFECTIVEMESS, MODIFICATION AND CANCELLATION

8.1	This Agreement shall be effective upon the execution hereof by all Parties hereto.

8.2	The modification of this Agreement shall not be effective without written agreement through negotiation. If the Parties could not reach an agreement, this Agreement remains effective.

8.3
This Agreement shall not be discharged or canceled without  written agreement through negotiation, provided Party A may, by giving a thirty (30) days prior notice to the other Parties hereto, terminate this Agreement.

9.	CONFIDENTIALITY

9.1
Any information, documents, data and all other materials (herein “confidential information”) arising out of the negotiation, signing, and implement of this Agreement, shall be kept in strict confidence by the Parties. Without the written approval by the other Parties, any Party shall not disclose to any third party any relevant materials, but the following circumstances shall be excluded:

a.	The materials that is known by the Public (but not include the materials disclosed by each Party receiving the materials);

b.	The materials required to be disclosed subject to the applicable laws or the rules or provisions of stock exchange; or

c.
The materials disclosed by each Party to its legal or financial consultant relating the transaction of this Agreement, and this legal or financial consultant shall comply with the confidentiality set forth in this Section. The disclosure of the confidential materials by staff or employed institution of any Party shall be deemed as the disclosure of such materials by such Party, and such Party shall bear the liabilities for breaching the contract.

9.2	If this Agreement is terminated or becomes invalid or unenforceable, the validity and enforceability of Article 9 shall not be affected or impaired.

10.	FORCE MAJEURE

10.1
An event of force majeure means an event that could not be foreseen, and could not be avoided and overcome, which includes among other things, but without limitation, acts of nature (such as earthquake, flood or fire), government acts, strikes or riots;

10.2
If an event of force majeure occurs, any of the Parties who is prevented from performing its obligations under this Agreement by an event of force majeure shall notify the other Parties without delay and within fifteen (15) days of the event provide detailed information about and notarized documents evidencing the event and take appropriate means to minimize or remove the negative effects of force majeure on the other Parties, and shall not assume the liabilities for breaching this Agreement.  The Parties shall keep on performing this Agreement after the event of force majeure disappears.

Exclusive Purchase Option Agreement

11.	APPLICABLE LAW AND DISPUTE RESOLUTION

11.1	Applicable Law

The execution, validity, construing and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws and regulations of the PRC.

11.2	Dispute Resolution

The Parties shall strive to settle any dispute arising from or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to Qingdao Arbitration Commission for arbitration in accordance with its rules. The arbitration shall take place in Qingdao. The arbitration award shall be final conclusive and binding upon the Parties.

12.	MISCELLANEOUS

12.1	Entire Agreement

The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

12.2	Successor

This Agreement shall bind and benefit the successor of each Party and the transferee permitted hereunder with the same rights and obligations as if the original parties hereof.

12.3	Notice

Any notice required to be given or delivered to the Parties hereunder shall be in writing and delivered to the address as indicated below or such other address or as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: 5 business days after deposit in the mail; (2) personal delivery: the next business day after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery.

Exclusive Purchase Option Agreement

Party A
Contact person: Robin Smith
Address:
Tel:
Fax:

Party B
Contact person: Fu Wenyuan
Address: Room 2007 20/F, Qingyundangdai Building, No.9
               Mantingfangyuan Community, Qingyun Li, Haidian District,
               Beijing City
Tel:
Fax:

The Shareholder
Contact person: Fu Wenyuan
Address: No.27 Shandabei Road, Licheng District, Ji’nan City
Tel:
Fax:

12.4	Copies

This Agreement is executed in three (3) originals with each of the person for signing this Agreement holding one original, and each of the originals shall be equally valid and authentic.
.
12.5
Whenever the consent of Party A is required under this Agreement, such consent shall not be effective unless such consent is also provided by either the sole shareholder, or the Executive Director, or Party A.

[Signature page follows]

Exclusive Purchase Option Agreement

IN WITNESS THEREFORE, the parties hereof have caused this Agreement to be executed and delivered as of the date first written above.

Party A NeoStem (China), Inc. (Seal)

Legal Representative (or Authorized Representative):
/s/ Robin Smith

Party B  Beijing Ruijieao Bio-Technology Ltd. (Seal)

Legal Representative (or Authorized Representative):
/s/ Fu Wenyuan

The Shareholder

Name of the Shareholder	Signature
Fu Wenyuan	/s/ Fu Wenyuan